UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 29, 2014

Piedmont Natural Gas Company, Inc.

(Exact Name of Registrant as Specified in Charter)

North Carolina

(State of Other Jurisdiction

of Incorporation)

1-6196	56-0556998
(Commission File Number)	(IRS Employer Identification No.)

4720 Piedmont Row Drive, Charlotte, NC	28210
(Address of Principal Executive Offices)	(Zip Code)

704-364-3120

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In connection with his personal financial planning, on December 29, 2014, Thomas E. Skains, the Chairman, President and Chief Executive Officer of Piedmont Natural Gas Company, Inc. (“Company”), executed a Programmed Plan of Transactions Under Rule 10b5-1 (“10b5-1 Plan”) with Wells Fargo Advisors, LLC, (“Wells Fargo”), which is designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policies regarding stock transactions. Pursuant to the 10b5-1 Plan, Mr. Skains instructed Wells Fargo to sell up to 30,000 shares of the Company’s common stock, or 13% of his current Piedmont share ownership, pursuant to pre-determined price limits and a pre-determined timing formula, and subject to certain limitations. The first sale under the 10b5-1 Plan may take place no earlier than the third full business day after the Company files with the Securities and Exchange Commission (“SEC”) its Form 10-Q for its first fiscal quarter of 2015. Mr. Skains retains no discretion over the timing, price or any other component of the sale of the shares covered by the 10b5-1 Plan. Mr. Skains cannot modify the 10b5-1 Plan, but he retains the right to terminate it. The 10b5-1 Plan terminates automatically upon notification by Mr. Skains or the Company to Wells Fargo of the occurrence of specified corporate events such as announcement of a tender offer or of a merger agreement involving a lock-up, and also automatically terminates upon the General Counsel’s notification to Wells Fargo that the General Counsel believes that Mr. Skains or Wells Fargo is not complying with the terms of the 10b5-1 Plan. The 10b5-1 Plan, which has been reviewed by the Company’s Board of Directors and approved by the Company’s General Counsel, terminates on March 31, 2016.

The Board of Directors of the Company has established stock ownership guidelines for all employees who participate in the Company’s Long-Term Incentive Plan. The targeted ownership level for Mr. Skains is Company common stock having a market value equal to five times his base salary, or 113,456 shares based on a closing price of $39.58 on December 26, 2014 and a 2015 annual base salary of $898,115. Mr. Skains currently owns 229,161 shares of Company stock. In the event that the full number of shares is sold under the 10b5-1 Plan, the Company expects that Mr. Skains will continue to hold total shares of Company stock substantially above his targeted ownership level.

Transactions under the 10b5-1 Plan will be disclosed publicly through Form 4 filings with the SEC. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 pre-planned stock trading plans of Company officers or directors, nor to report a termination of the aforementioned 10b5-1 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIEDMONT NATURAL GAS COMPANY, INC.

Date: December 29, 2014	By:	/s/ Karl W. Newlin
Karl W. Newlin
Senior Vice President and Chief Financial Officer